                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)               February 12, 1998


                           KENDLE INTERNATIONAL INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Ohio                             000 23019                    31-1274091
--------------------------------------------------------------------------------
 (State or other jurisdiction          (Commission                (IRS Employer
     of incorporation)                   File Number)        Identification No.)


        441 Vine Street, Suite 700, Cincinnati, Ohio                 45202
--------------------------------------------------------------------------------
    (Address of principal executive offices)                        Zip Code



    Registrant's telephone number, including area code (513) 381-5550



    (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

         On February 12, 1998, the Registrant acquired all of the outstanding stock of ACER/EXCEL Inc., headquartered in Cranford, New Jersey. ACER/EXCEL Inc., is a full service contract research organization, offering Phase II through IV clinical trial management, data collection, statistical analysis, and regulatory document preparation. ACER/EXCEL Inc. employs approximately 140 experienced research professionals in its Cranford, New Jersey; New London, Connecticut; and San Diego, California offices. It also provides drug development services to the Pacific Rim through a joint venture interest in a CRO headquartered in Beijing, China and a limited partnership in Taiwan.

         Under the agreement the Registrant acquired ACER/EXCEL Inc., for consideration consisting of $14.1 million from cash on hand and 987,574 shares of the Registrant's Common Stock. The acquisition will be accounted for under the purchase method of accounting.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements:

                  Audited financial statements of ACER/EXCEL Inc. for the years ended December 31, 1996 and 1997. See "Contents" on Page F-2.

         (b)   Pro Forma Financial Information:

                  Pro forma financial information of Kendle International Inc. See "Index to Unaudited Pro Forma Condensed Consolidated Financial Statements" on Page F-17.

         (c)   Exhibits

               2.4 Stock Purchase Agreement among Kendle International Inc., Tzuo Yan Lee, Jean C. Lee, Michael Minor, Conway Lee, Steven Lee, Jean C. Lee as Trustee under Trust dated March 8, 1991 fbo Jeneifer Lee and Citicorp Trust-South Dakota as Trustee u/a May 15, 1997 m/b Tzuo Yan Lee dated February 11, 1998 (previously filed)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            KENDLE INTERNATIONAL INC.



Date, April 28th, 1998                      By:  /s/ Timothy M. Mooney
                                                 ---------------------
                                                 Timothy M. Mooney
                                                 Vice President -
                                                 Chief Financial Officer

                                 ACER/EXCEL INC.

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                                               CONTENTS

                                                                                                    PAGES

Report of Independent Accountants ...................................................................F-3

Financial Statements:

   Balance Sheets as of December 31, 1996
      and December 31, 1997 .........................................................................F-4

   Statements of Operations for the years ended
      December 31, 1996 and 1997 ....................................................................F-5

   Statements of Changes in Shareholders' Equity for the years ended
      December 31, 1996 and 1997 ....................................................................F-6

   Statements of Cash Flows for the years ended
      December 31, 1996 and 1997 ....................................................................F-7

Notes to Financial Statements .................................................................F-8 - F-16

REPORT OF INDEPENDENT ACCOUNTANTS


To The Board of Directors
Kendle International Inc.

We have audited the accompanying balance sheets of ACER/EXCEL INC. as of December 31, 1996 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACER/EXCEL INC. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand L.L.P.
Cincinnati, Ohio
March 27, 1998

ACER/EXCEL INC.
BALANCE SHEETS
as of  December 31, 1996 and  1997



                                                                                          1996             1997
                                                                                      ------------     ------------
                                        ASSETS

Current Assets:
   Cash and cash equivalents                                                          $    285,615     $  1,864,682
   Marketable securities                                                                 1,617,698        1,906,307
   Accounts receivable (net of allowance for doubtful accounts of $28,000 in 1997)       2,675,367        3,200,082
   Unreimbursed investigator and project costs                                           1,193,691        1,273,301
   Other current assets                                                                     20,207          169,289
                                                                                      ------------     ------------

      Total current assets                                                               5,792,578        8,413,661

Property and equipment:
   Furnishings, equipment and other                                                      1,027,260        1,582,540
   Equipment under capital leases                                                          161,817          918,106
   Less:  accumulated depreciation and amortization                                       (482,726)        (787,869)
                                                                                      ------------     ------------

      Net property and equipment                                                           706,351        1,712,777
                                                                                      ------------     ------------

Other assets                                                                                12,300          135,962
                                                                                      ------------     ------------

      Total assets                                                                    $  6,511,229     $ 10,262,400
                                                                                      ============     ============

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Trade payables                                                                     $    939,925     $    739,940
   Other accrued liabilities                                                               192,473          298,579
   Current portion of obligations under capital leases                                      54,091          227,540
   Advance billings                                                                        805,300        1,328,909
   Deferred compensation                                                                   200,204
                                                                                      ------------     ------------

      Total current liabilities                                                          2,191,993        2,594,968

Capital lease obligations, less current portion                                             37,852          509,244
                                                                                      ------------     ------------

      Total liabilities                                                                  2,229,845        3,104,212
                                                                                      ------------     ------------

Shareholders' equity:
   Common stock - no par value; no stated value; 5,000 shares authorized
      4,000 shares issued and outstanding                                                   23,500           23,500
   Unrealized gains (losses) on marketable securities                                       65,204          158,568
   Paid in capital                                                                                          100,000
   Retained earnings                                                                     4,192,680        6,876,120
                                                                                      ------------     ------------

      Total shareholders' equity                                                         4,281,384        7,158,188
                                                                                      ------------     ------------

        Total liabilities and shareholders' equity                                    $  6,511,229     $ 10,262,400
                                                                                      ============     ============


The accompanying notes are an integral part of these financial statements

ACER/EXCEL INC.
STATEMENTS OF OPERATIONS
for the years ended  December 31, 1996 and  1997





                                                1996            1997
                                            -----------     -----------

Net revenues                                $ 7,848,080     $12,700,366

Cost and expenses:
    Direct costs                              3,940,434       6,440,159
    Selling, general, and administrative      2,121,379       3,001,955
    Depreciation and amortization               140,693         306,591
                                            -----------     -----------

                                              6,202,506       9,748,705
                                            -----------     -----------

    Income from operations                    1,645,574       2,951,661

Other income (expense):
    Interest income                              59,433          29,971
    Dividend Income                              72,998         154,709
    Interest expense                            (13,721)        (39,290)
    Other                                        30,443           3,305
                                            -----------     -----------

                                                149,153         148,695
                                            -----------     -----------

Income tax expense                               92,794         173,000
                                            -----------     -----------

    Net income                              $ 1,701,933     $ 2,927,356
                                            ===========     ===========

Pro forma (unaudited) (Note 4):

    Net income, as reported                 $ 1,701,933     $ 2,727,356

    Pro forma income tax expense                596,609       1,067,142
                                            -----------     -----------

    Pro forma net income                    $ 1,105,324     $ 1,860,214
                                            ===========     ===========


 The accompanying notes are an integral part of these financial statements.

ACER/EXCEL INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY for the years ended December 31, 1996 and 1997







                                               COMMON STOCK
                                          ------------------------
                                                                     UNREALIZED                                TOTAL
                                                                      GAINS ON                                 SHARE-
                                           NUMBER OF                 MARKETABLE     PAID IN     RETAINED       HOLDERS'
                                            SHARES       AMOUNT      SECURITIES     CAPITAL     EARNINGS       EQUITY
                                          -----------  -----------   -----------  -----------  -----------   -----------

 Balance, December  31, 1995                   2,000   $   20,000                              $ 1,545,107   $1,565,107

    Adjustment for merger                      2,000        3,500    $   24,526                  1,265,124    1,293,150
                                          -----------  -----------   -----------  -----------  -----------   -----------

 Balance, December 31, 1995,
    as restated                                4,000       23,500        24,526                  2,810,231    2,858,257

    Net income                                                                                   1,701,933    1,701,933
    Unrealized gains                                                     40,678                                  40,678
    Distributions to shareholders                                                                (319,484)    (319,484)
                                          -----------  -----------   -----------  -----------  -----------   -----------

 Balance, December 31, 1996                    4,000       23,500        65,204                  4,192,680    4,281,384

    Net income                                                                                   2,927,356    2,927,356
    Unrealized gains                                                     93,364                                  93,364
    Capital contribution                                                          $  100,000                    100,000
    Distributions to shareholders                                                                (243,916)    (243,916)
                                          -----------  -----------   -----------  -----------  -----------   -----------

 Balance, December 31, 1997                    4,000   $   23,500    $  158,568   $  100,000   $ 6,876,120   $7,158,188
                                          ===========  ===========   ===========  ===========  ===========   ===========


 The accompanying notes are an integral part of these financial statements.

ACER/EXCEL INC.
STATEMENTS OF CASH FLOWS
for the years ended December 31, 1996 and  1997




                                                                           1996           1997
                                                                       -----------    -----------

Cash flows from operating activities:
    Net income                                                         $ 1,701,933    $ 2,927,356
    Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization                                     140,693        306,591
         Realized security gains                                           (24,524)        (3,305)
         Deferred income taxes                                              56,445         66,000
         Deferred and non-cash compensation                                 91,509        100,000

         (Increase) decrease in:
               Accounts receivable                                      (1,584,559)      (524,715)
               Unreimbursed investigator and project costs                (148,715)       (79,610)
               Other current assets                                         (5,342)      (149,082)
               Other assets                                                 (1,983)       (26,299)
         Increase (decrease) in:
               Trade payables                                              543,975       (265,985)
               Other accrued liabilities                                   (53,795)       106,106
               Advance billings                                              2,635        523,609
               Deferred compensation payable                                             (200,204)
                                                                       -----------    -----------

    Net cash provided by operating activities                              718,272      2,780,462
                                                                       -----------    -----------

Cash flows from investing activities:
         Purchase of property and equipment                               (315,041)      (455,030)
         Leasehold improvements                                            (36,383)      (101,698)
         Purchases of marketable securities                             (1,397,960)    (1,053,289)
         Proceeds from sales of marketable securities                    1,368,071        861,349
         Investment in  joint venture interests                                           (97,363)
                                                                       -----------    -----------

    Net cash used by investing activities                                 (381,313)      (846,031)
                                                                       -----------    -----------

Cash flows from financing activities:
         Repayment of capital lease obligations                            (42,066)      (111,448)
         Distributions to shareholders                                    (319,484)      (243,916)
                                                                       -----------    -----------

    Net cash used by financing activities                                 (361,550)      (355,364)
                                                                       -----------    -----------

Net increase (decrease) in cash and cash equivalents                       (24,591)     1,579,067
Cash and cash equivalents at beginning of year                             310,206        285,615
                                                                       -----------    -----------

Cash and cash equivalents at end of year                               $   285,615    $ 1,864,682
                                                                       ===========    ===========

Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                           $    13,721    $    39,290
                                                                       ===========    ===========

Supplemental schedule of noncash investing and financing activities:
    Acquisition of equipment under capital leases                                     $   756,289
                                                                                      ===========


 The accompanying notes are an integral part of these financial statements.

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS


1.     NATURE OF BUSINESS:

       ACER/EXCEL INC. (the "Company") is a clinical research organization providing a broad range of integrated product development services to complement the research and development activities of the pharmaceutical and biotechnology industries. The Company's services include Phase II to Phase IV clinical trial management, clinical data management and biostatistical analysis, medical writing and regulatory consultation and representation. The Company conducts its operations in the United States.

       In 1997, the Company contributed capital to form a joint venture, Beijing ACERWITS Medical Consulting Co., Lt. ("ACERWITS"), in which the Company has a 50% interest. The joint venture is a clinical research organization located in Beijing, China. In addition, the Company purchased a 13.67% investment in Taiwan Medi Pharm Consulting Company ("TMP") in 1997. The Company's investment in these investees is immaterial.



2.     BUSINESS COMBINATION:

       On December 31, 1996, ACER/EXCEL INC. (formerly Advanced Clinical Epidemiological Research, Inc.) consummated a merger through an exchange of 2,848 shares of common stock for all outstanding common stock of Excel Scientific Protocols, Inc. ("Excel"), a company related through common ownership. Each share of Excel was exchanged for 1.582 shares of ACER/EXCEL INC. common stock. This business combination qualified as a "tax-free reorganization" pursuant to the IRC Section 368(a) and has been accounted for as if it were a pooling of interests under Accounting Principles Board Opinion No. 16, since it was a merger of companies under common control. Accordingly, all prior period financial statements presented reflect the combined results of operations, financial position and cash flows of ACER/EXCEL INC. and Excel.

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


2.     BUSINESS COMBINATION, CONTINUED:

       The results of operations previously reported by the separate companies and the combined amounts presented in the accompanying consolidated financial statements are summarized below.


                                                                            1996
                                                                         ----------

          Net revenues:
             ACER/EXCEL INC                                              $2,762,590
             Excel Scientific Protocols, Inc.                             5,546,143
             Elimination of intercompany transaction                       (460,653)
                                                                         ----------

             Combined                                                    $7,848,080
                                                                         ==========

          Net income:
             ACER/EXCEL INC                                              $  366,842
             Excel Scientific Protocols, Inc.                             1,335,091
                                                                         ----------

             Combined                                                    $1,701,933
                                                                         ==========



3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of money market funds held with a financial institution.

       The Company maintains its demand deposits with a single financial institution, the balance of which from time-to-time exceeds the maximum federally insured amount.

        MARKETABLE SECURITIES

       The Company classifies its marketable securities as "available for sale." These securities are stated in the financial statements at market value. Realized gains and losses are included in the statements of operations, calculated based on the weighted average cost of the investments. Unrealized gains and losses are shown as a separate component of shareholders' equity.

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is computed over estimated useful lives of five to ten years using the straight-line method. Repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and the related accumulated depreciation are relieved and any gains or losses are reflected in operations.

       Equipment under capital lease is recorded at the present value of future minimum lease payments and is amortized over the terms of the related leases. Accumulated amortization in these leases was $46,083 and 151,606 at December 31, 1996 and 1997, respectively.

       INVESTMENTS

       The Company accounts for its 50% investment in the ACERWITS joint venture using the equity method of accounting and its investment in TMP using the cost method of accounting. The equity in the earnings of ACERWITS were not material.

       REVENUE RECOGNITION

       Revenues are earned by performing services primarily under fixed-price contracts. Revenues are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs incurred to be the best available measure of progress on these contracts. The estimated total costs of contracts are reviewed and revised periodically throughout the lives of the contracts with adjustment to revenues resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are made. Hence, the effect of the changes on future periods of contract performance is recognized as if the revised estimates had been the original estimates. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and could result in a material change.

       Contract costs include direct labor costs and indirect costs related to contract performance, such as indirect labor, supplies, depreciation, rent and utilities. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses become known.

       Amendments to contracts resulting in revenues and costs are recognized in the period in which the amendments are negotiated. Included in accounts receivable are unbilled accounts receivable, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       INVESTIGATOR AND PROJECT COSTS

       In addition to various contract costs previously described, the Company incurs costs, in excess of contract amounts, which are reimbursable by its clients. Such pass-through costs incurred, but not yet reimbursed, are reflected as a current asset in the accompanying balance sheet. Advances from clients for such costs not yet incurred are reflected as a current liability. Such costs and reimbursement for such costs are excluded from direct costs and net revenues and totaled $3,001,000 and $5,810,640 for the years ended December 31, 1996 and 1997, respectively.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



4.     INCOME TAXES

       The Company has filed its federal income tax returns as an "S Corporation" under Subchapter S of the Internal Revenue Code and passed its tax attributes through to its shareholders. However, in January 1998, the Company discovered that certain inadvertent terminating events had occurred in 1991 which caused the Company to cease to qualify as an S Corporation. On February 11, 1998, the Company filed a request for waiver of its inadvertent termination status retroactive to the date of the terminating events in 1991. The Company expects to be granted such waiver; accordingly no provision or liability for federal income taxes has been included in the financial statements. The Company is subject to state income taxes in certain states in which they conduct business. The provision for state income taxes consists of current and deferred taxes.

       The statements of operations include the unaudited pro forma income tax provision on taxable income for financial reporting purposes using statutory federal, state and local rates that would have resulted if the Company had been responsible for paying taxes during those periods.

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED

5.     MARKETABLE SECURITIES:

       The fair value of marketable securities is estimated based on quoted market prices. Information related to the company's marketable securities is as follows:


                                                                          DECEMBER 31, 1996
                                                   ----------------------------------------------------------------
                                                                     UNREALIZED       UNREALIZED
                                                       COST            GAINS            LOSSES         FAIR VALUE
                                                   --------------   -------------   ---------------    ------------

          Certificates of deposit                  $     110,248                    $        (528)    $$   109,720

          Mutual funds                                 1,060,130    $     67,217                         1,127,347

          Debt securities:
             U.S. government obligations                  50,807                             (472)          50,335
             Municipal obligations                       331,309                           (1,013)         330,296
                                                   --------------   -------------   ---------------   -------------

               Total                               $   1,552,494    $     67,217    $      (2,013)     $ 1,617,698
                                                   ==============   =============   ===============    ============



                                                                           DECEMBER 31, 1997
                                                     ---------------------------------------------------------------
                                                                      UNREALIZED       UNREALIZED
                                                         COST            GAINS           LOSSES        FAIR VALUE
                                                     --------------  --------------   -------------   --------------

          Certificates of deposit                    $     374,955                    $    (1,461)    $     373,494

          Mutual funds                                     796,661   $     139,383                          936,044

          Common stock                                      34,242          14,157                           48,399

          Debt securities:
             U.S. government obligations                    50,807           1,318                           52,125
             Municipal obligations                         491,074           5,171                          496,245
                                                     --------------  --------------   -------------   --------------

               Total                                 $   1,747,739   $     160,029    $    (1,461)    $   1,906,307
                                                     ==============  ==============   =============   ==============

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


5.     MARKETABLE SECURITIES, CONTINUED:

       Contractual maturities of marketable debt securities are as follows:


                                                             DECEMBER 31, 1996                DECEMBER 31, 1997
                                                          COST         FAIR VALUE         COST          FAIR VALUE
                                                     --------------  --------------   -------------   --------------

          Due after one year through five years      $     230,195   $     229,941    $    133,077    $     134,461

          Due after five years through ten
             years                                         151,921         150,690         408,804          413,909
                                                     --------------  --------------   -------------   --------------

             Total debt securities                   $     382,116   $     380,631    $    541,881    $     548,370
                                                     ==============  ==============   =============   ==============



Proceeds from sales or maturities of investments in securities were $ 1,368,071 and $861,349 during 1996 and 1997, respectively. Gross gains and losses realized on such sales or maturities were not material for each of the two periods. Shareholders' equity includes a net unrealized holding gain of $65,204 and 158,568, at December 31, 1996 and 1997, respectively.



6.     ACCOUNTS RECEIVABLE:



                                                             DECEMBER 31,        DECEMBER 31,
                                                               1996                1997
                                                         -----------------    ----------------

          Billed                                         $      1,929,541    $      2,033,975
          Unbilled                                                745,826           1,166,107
                                                         -----------------   -----------------

                                                         $      2,675,367    $      3,200,082
                                                         =================   =================



       Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be collected within one year.

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED



7.     DEBT:

       In 1997, the Company entered into an agreement with a financial services company for a $1,000,000 line of credit which expires July 31, 1998. Interest is charged at the 30 day commercial paper rate plus 2.3%. Advances under the line are evidenced by a note which is collateralized by all of the Company's financial assets, and is subject to various covenants and restrictions, including, among others, maintaining minimum tangible capital as defined. There were no outstanding borrowings under the line at December 31, 1997.



8.     401(K) EMPLOYEE BENEFIT PLAN:

       The Company maintains a 401(k) retirement plan covering substantially all employees who have completed at least five months of service and meet minimum age requirements. The Company is required to contribute 25% of each participant's contribution of up to 6% of salary. Contributions to this plan totaled $29,486 and $49,595 for the years ended December 31, 1996 and 1997, respectively.



9.     DEFERRED COMPENSATION:

       As of December 31, 1996, ACER/EXCEL INC. and Excel each maintained a "Phantom Stock" plan that provided certain key employees the right to earn awards.

       For both plans, participants earned phantom shares of the Company's common stock each year, limited to certain defined maximums, based on years of employment service. Shares earned under the plans were immediately vested. Upon termination of employment as a result of death, disability, retirement (after age 55) or termination without cause, the participant was entitled to receive a cash benefit equal to the book value, adjusted as provided under the plans, as of such date, of the number of shares in the participant's account.

       For the year ended December 31, 1996, compensation costs related to the plans totaled $91,509 and were determined based on the book value, adjusted as provided under the plans, of the awards earned by the participants as of that date. The plans were terminated January 1, 1997, upon the merger of the two companies. Payments to participants in the plans were made in October 1997.

ACER/EXCEL INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED



10.LEASES:

       The Company leases facilities, office equipment and computers under agreements which are classified as capital and operating leases. The leases have initial terms which range from seven months to five years, with two facility leases that have escalating rent terms and provisions to extend the leases for an additional two to five years.

       Future minimum payments, by year and in the aggregate, under noncancelable capital leases and operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:


                                                                                CAPITAL        OPERATING
                                                                                LEASES           LEASES
                                                                             --------------   -------------

          1998                                                               $     288,490    $    464,224
          1999                                                                     263,563         399,614
          2000                                                                     170,756         385,836
          2001                                                                      84,196         419,371
          2002                                                                      62,797         409,802
                                                                             --------------   -------------

          Total minimum lease payments                                             869,802    $  2,078,847
                                                                                              =============
          Amounts representing interest                                            133,018
                                                                             --------------

          Present value of net minimum lease payments                              736,784
          Current portion                                                          227,540
                                                                             --------------

          Obligations under capital leases, less current portion             $     509,244
                                                                             ==============


       Rental expense for the years ended December 31, 1996 and 1997, was and $306,901 and $411,346, respectively.

11.MAJOR CLIENTS:

       The following sets forth the net revenues from clients who accounted for more than 10% of the Company's net revenues during each of the periods presented:




               CLIENTS                                       1996              1997
          ------------------                           ----------------  ----------------

                  A                                    $     1,893,048   $     4,459,355
                  B                                          2,837,323         4,158,641
                  C                                              *             1,553,337
                  D                                            945,983             *

          *Net revenues did not exceed 10%



12.RELATED PARTY TRANSACTION:

       The Company has subcontracted clinical projects to ACERWITS (see Note 1) and TMP in 1997. Total revenues recognized related to work subcontracted to these companies were $34,000 and $115,000, respectively.



13.SUBSEQUENT EVENT (UNAUDITED):


       On February 12, 1998, the Company was acquired by Kendle International Inc. (Kendle). Kendle acquired 100% of all issued and outstanding capital stock in exchange for $14.1 million in cash and 987,574 shares of Kendle Common Stock.

Kendle International Inc.
Index to Unaudited Pro Forma Condensed Consolidated Financial Statements



Financial Statements                                                    Page Number



   Unaudited Pro Forma Condensed Consolidated Balance
      Sheet---as of December 31, 1997                                              F-18


   Unaudited Pro Forma Condensed Consolidated Statement
      of Operations---for the year ended December 31, 1997                         F-20


   Notes to Unaudited Condensed Consolidated Pro Forma
     Financial Statements                                                          F-21

                                                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                                      AS OF DECEMBER 31, 1997
                                                                          (IN THOUSANDS)

                                                                                            PRO
                                                                                           FORMA
                                                                    ACTUAL              ADJUSTMENTS
                                                    ACTUAL           ACER/              TO REFLECT                 CONSOLIDATED
                                                    KENDLE           EXCEL              ACQUISITION                 PRO FORMA
                                                    ------           -----              -----------                 ---------
ASSETS
Current Assets:
Cash and cash equivalents                          $ 15,767         $ 1,865            $ (14,100) (1)             $  3,532

Available for sale securities                         8,439           1,906                                         10,315

Accounts receivable                                  15,028           3,200                                         17,728
Unreimbursed investigator and
   project costs                                      5,175           1,273                                          6,448
Other current assets                                  1,845             169                                          2,014

                                               ------------------------------------------------------------------------------------
  Total current assets                               46,254           8,413              (14,100)                   40,567

Property and equipment, net                           6,195           1,713                                          7,908
Excess of purchase price over net assets acq.        25,929                               19,484 (1) (2)            45,413
Other assets                                          1,247             136                                          1,383

                                               ------------------------------------------------------------------------------------
   TOTAL ASSETS                                    $ 79,625        $ 10,262            $   5,384                  $ 95,271
                                               ====================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:

Current portion of obligations
   under capital leases                                 $    628    $    227                                $    855
Trade payables                                             9,837         740                                  10,577
Advances against investigator
   and project costs                                       1,303                                               1,303
Income taxes payable                                       1,414                                               1,414
Accrued liabilities                                        4,295         299                                   4,594
Billings in excess of costs
   and estimated earnings
   on uncompleted contracts                                8,066       1,329                                   9,395
                                                     ------------------------------------------------------------------------
   Total current liabilities                              25,543       2,595                                  28,138
                                                     ------------------------------------------------------------------------
Obligations under capital leases,
   less current portion                                    1,617         509                                   2,126
Note payable                                               1,470                                               1,470
Other liabilities                                            646                                                 646
                                                     ------------------------------------------------------------------------
   Total liabilities                                      29,276       3,104                                  32,380
                                                     ------------------------------------------------------------------------
Shareholders Equity:
Common stock                                                  75          23            $ (23)(1)                 75

Paid-in capital                                           50,187         100           12,542 (1)             62,729
                                                                                         (100)(1)

Retained earnings                                            352       6,876           (6,876)(1)                352
Unrealized losses on available for
   sale securities                                            (1)        159             (159)(1)                 (1)
Cumulative foreign currency translation adjustments         (264)                                               (264)

                                                     ------------------------------------------------------------------------
   Total shareholders' equity                             50,349       7,158            5,384                 62,891

   TOTAL LIABILITIES AND
                                                     ========================================================================
   SHAREHOLDERS' EQUITY                                 $ 79,625    $ 10,262          $ 5,384               $ 95,271
                                                     ========================================================================

                                                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                       FOR THE YEAR ENDED DECEMBER 31, 1997
                                                       (IN THOUSANDS, EXCEPT  EARNINGS PER SHARE)


                                                                           Actual      Pro                Consolidated
                                                         Actual            ACER/       Forma              Pro Forma
                                                         Kendle            EXCEL       Adjustments        Totals
                                                         ------            -----       -----------        ------


Net Revenues                                             $44,233           $12,700                         56,933

Costs and Expenses:
   Direct costs                                           25,818             6,440                         32,258
   Selling, general and administrative                    11,603             3,002                         14,605
   Depreciation and amortization                           1,583               306        $    649 (1)      2,538
                                                        ---------------------------    ------------      ---------
        Total Costs and Expenses                          39,004             9,748             649         49,401
                                                        ---------------------------    ------------      ---------

Income from operations                                     5,229             2,952            (649)         7,532

Other income(expense)                                       (115)              148                             33

Income before income taxes and extraordinary item          5,114             3,100            (649)         7,565

Income taxes                                               1,451               173           1,402 (2)      3,026

                                                        ===========================    ============      =========
Income before extraordinary item                         $ 3,663 (3)       $ 2,927        $ (2,051)       $ 4,539
                                                        ===========================    ============      =========
Per share information:
Basic:
   Weighted average shares outstanding                                                                      6,043 (4)
   Income per share before extraordinary item                                                              $ 0.75

Diluted:
   Weighted average shares outstanding                                                                      6,751 (4)
   Income per share before extraordinary item                                                              $ 0.67

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


         The Company acquired ACER/EXCEL on February 12, 1998. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 gives effect to this acquisition as if it had occurred on January 1, 1997. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 gives effect to the acquisition as if it had occurred on December 31, 1997.

The unaudited pro forma condensed consolidated financial statements gives effect only to the reclassifications and adjustments set forth herein. The pro forma financial information is provided as additional information only and is not necessarily indicative of actual results that would have been achieved had the acquisition been consummated at the beginning of the periods presented or of future results.

These statements have been prepared from the consolidated financial statements and notes thereto of the Company as contained in the Form 10-K for the year ended December 31, 1997, and the financial statements and notes thereto of ACER/EXCEL included in this report on Form 8-K and should be read in conjunction therewith.


NOTES TO UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(1) To record the purchase of the net assets of ACER/EXCEL (including the recording of the excess of acquisition costs over net assets acquired) and elimination of shareholders' equity. The acquisition costs consist of approximately $14,100 in cash and 988 shares of Common Stock, valued at $12,542. The value of the stock consideration was determined for financial reporting purposes as of December 23, 1997, the date the purchase price was agreed to. Valuation of the common stock was based on an appraisal obtained by the Company which discounted the shares due to lock-up restrictions and the lack of registration of the shares.

         The total purchase price includes $6,000 placed in escrow pending resolution of an issue relating to ACER/EXCEL's S corporation tax status. In early 1998, ACER/EXCEL determined that certain inadvertent terminating events occurred in 1991. ACER/EXCEL has filed a request for waiver of its inadvertent termination status retroactive to the date of the terminating events and expects to be granted such waiver, at which time the escrowed amounts will be paid to the seller. This escrowed amount has been included in the pro forma purchase price as the issue is expected to be favorably resolved. An additional $2,000 was placed in escrow to be released to the selling shareholders, $1,000 in February 1999 and $1,000 in February 2000, for indemnification of sellers' representation and warranties. This amount is also included in the purchase price in the pro forma balance sheet.

         No allocation of purchase price was made to existing contracts as the Company believes that profits to be earned on contracts will be proportionate to the costs incurred subsequent to the acquisition.

(2) The Company follows the practice of allocating purchase price to specifically identifiable intangible assets based on their estimated values as determined by appropriate valuation methods. No allocation of purchase price was made to specifically identifiable intangible assets other than excess of purchase price over net assets acquired as the Company believes it did not acquire any other significant specifically identifiable intangible assets.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


(1) Adjusted to reflect amortization expense. The excess of the cost of the acquisition over the net assets acquired is amortized over 30 years using the straight line method.

(2) Adjusted to reflect: (i) the tax effect of the pro forma adjustments using an estimated statutory rate of 40%; and (ii) the application of corporate income taxes to the Company and ACER/EXCEL's net income at an assumed statutory combined federal and state rate of 40% which would have been recorded if each the Company and ACER/EXCEL had been a C corporation during the entire period presented.

(3) Kendle recorded an extraordinary charge of $1,140, net of tax benefit of $400, resulting from the early extinguishment of debt during the third quarter of 1997.

(4) Pro forma weighted average shares outstanding includes the issuance of 988 shares of the Company's Common Stock for the ACER/EXCEL acquisition.